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                                                                     EXHIBIT 3.9

                              ARTICLE OF AMENDMENT

                             A-1 AUTO PARKING, INC.


                                       I.

         The name of the corporation is "A-1 AUTO PARKING, INC.", and the purpose of this Amendment is to amend the Articles of Incorporation to change the name of the Corporation to "A-1 AUTO PARK, INC."

                                      II.

         This Amendment to the Articles of Incorporation was adopted by the Corporation on September 11, 1978, said Amendment being for the sole purpose of changing the name of the Corporation to "A-1 AUTO PARK, INC." Hereafter the name of the corporation shall be and is "A-1 AUTO PARK, INC."

                                      III.

         This Amendment is made by the Incorporator prior to the issuance of any shares of stock of the Corporation.

         IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment.

                                            /s/Harley J. Bell
                                            -----------------------------------
                                            HARLEY J. BELL, Incorporator

Attorney for Incorporator:

Robert E. Price
Suite 950 Pharr Center
550 Pharr Road, N.E.
Atlanta, Georgia  30305
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                          ARTICLES OF INCORPORATION OF

                             A-1 AUTO PARKING, INC.



                                       I.
         The name of the corporation is A-1 AUTO PARKING, INC.

                                      II.

         The corporation has perpetual duration.

                                      III.

         The corporation is a corporation for profit and is organized for the following purposes:

         (a) To engage in all facets of the automobile parking business, including buying, renting, or leasing real estate, providing management and other related services, and to do each and every thing in furtherance thereof.

         (b) To engage in all other activities or business otherwise lawful under the Georgia Business Corporation Code, as amended, or other laws of the State of Georgia.

                                      IV.

         The corporation has authority to issue not more than 50,000 shares of common stock of ten cent ($.10) par value.

                                       V.

         The corporation shall not commence business until it shall have received not less than $500.00 in payment for the issuance of shares of stock.
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                                      VI.

         The initial registered office of the corporation is located at 1720 Peachtree Street, N.W., Suite 340, Atlanta, Fulton County, Georgia, 30309, and the name its registered agent at such address is Harley J.
Bell.

                                      VII.

         The initial Board of Directors shall consist of one (1) member who is:

         Harley J. Bell
         1470 Moores Mill Road, N.W.
         Atlanta, Georgia  30327

                                     VIII.

         The name and address of the Incorporator is Harley J. Bell, 1470 Moores Mill Road, N.W., Atlanta, Georgia, 30327.

         IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation.

                                             /s/Harley J. Bell
                                             ----------------------------------
                                             Incorporator

Robert E. Price
Suite 950 Pharr Center
550 Pharr Road, N.E.
Atlanta, Georgia  30305

(404) 231-2103

Attorney for Incorporator


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